Exhibit j(i) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A No. 33-21321) dated December 31, 1999 and to the incorporation by reference therein of our report dated October 19, 1999 on the financial statements of Hibernia Funds (comprising, Hibernia Capital Appreciation Fund, Hibernia Louisiana Municipal Income Fund, Hibernia Mid Cap Equity Fund, Hibernia Total Return Bond Fund, Hibernia U.S. Government Income Fund, Hibernia Cash Reserve Fund, and Hibernia U.S. Treasury Money Market Fund) included in its Annual Report to Shareholders for the year ended August 31, 1999.



By:   ERNST & YOUNG LLP
      Ernst & Young LLP
Boston, Massachusetts
December 23, 1999